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                                                                   EXHIBIT 99(b)
                        KEYCORP STUDENT LOAN TRUST 2002-A
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                          JPMorgan Chase Bank
fka, Bank One, National Association          4 New York Plaza, 6th Floor
One Bank One Plaza, Suite 0126               New York, NY 10004
Chicago, IL  60670                           Attn: ABS Administration
Attn: Corporate Trust Administration         Phone: (212) 623-5437
Phone: (312) 407-0192                        Fax:   (212) 623-5933
Fax:   (312) 407-1708

Key Bank USA, National Association           AMBAC Financial Group Inc.
800 Superior Ave, 4th Floor                  One State Street Plaza
Cleveland, OH 44114                          New York, NY, 10004
Attn:  President, KER                        Attn: Surveillance; CAP Securities
Phone: (216) 828-4293                        Phone: (212) 208-3177
Fax:   (216) 828-9301                        Fax:   (212) 363-1459


Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
Attn: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 2002 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.



                                   PENNSYLVANIA HIGHER EDUCATION
                                   ASSISTANCE AGENCY, Subservicer


Date:  February 24, 2004           By:    /S/ RICHARD E. WILLEY
                                       --------------------------------
                                   Name:  Richard E. Willey
                                   Title: President and CEO